UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2004

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement.

On October 26, 2004, Quicksilver Resources Inc. (“Quicksilver”) entered into a purchase agreement with Banc of America Securities LLC, as representative of the initial purchasers, to offer and sell $150 million aggregate principal amount of its 1.875% Convertible Subordinated Debentures due 2024 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The aggregate underwriting discounts for this transaction were $2.25 million.

On November 1, 2004, Quicksilver entered into an indenture with JPMorgan Chase Bank, as trustee and paying agent, relating to the Debentures.

Quicksilver will pay interest on the Debentures on November 1 and May 1 of each year beginning May 1, 2005. Beginning with the period commencing on November 8, 2011 and ending on April 30, 2012, and for each of the six month periods thereafter commencing on May 1, 2012, Quicksilver will pay contingent interest during the applicable interest period if the average trading price of the Debentures on the five trading days ending on the third trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the Debentures. The contingent interest payable per Debenture within any applicable interest period will equal an annual rate of 0.25% of the average trading price of a Debenture during the measuring period.

Under certain circumstances, holders may convert the Debentures into shares of Quicksilver common stock at a conversion rate of 21.8139 shares for each $1,000 principal amount (which is equal to an initial conversion price of approximately $45.84 per share, representing an additional 3,272,085 shares of Quicksilver common stock) subject to adjustment. Upon conversion, Quicksilver will have the right to deliver, in lieu of its common stock, cash or a combination of cash and shares of its common stock.

Quicksilver may redeem some or all of the Debentures on or after November 8, 2011 at a redemption price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (and contingent interest and liquidated damages, if any) to but excluding the redemption date. On November 1, 2011, 2014 or 2019, holders may require Quicksilver to repurchase all or a portion of the Debentures at a repurchase price equal to 100% of the principal amount of the Debentures.

The foregoing statements regarding the indenture and the Debentures are qualified in their entirety by reference to the full text of the indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
4.1	Indenture dated as of November 1, 2004 between Quicksilver Resources Inc. and JPMorgan Chase Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and
Chief Financial Officer

Date: November 1, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture dated as of November 1, 2004 between Quicksilver Resources Inc. and JPMorgan Chase Bank.